                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
|_|  Preliminary proxy statement
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         MARTIN MARIETTA MATERIALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         MARTIN MARIETTA MATERIALS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of its filing.

         (1)      Amount previously paid:

--------------------------------------------------------------------------------
         (2)      Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
         (3)      Filing party:

--------------------------------------------------------------------------------
         (4)      Date filed:

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

                                 NOTICE OF 2002
                               ANNUAL MEETING OF
                                SHAREHOLDERS AND
                                PROXY STATEMENT

                        (MARTIN MARIETTA MATERIALS LOGO)

(MARTIN MARIETTA MATERIALS LOGO)

2710 WYCLIFF ROAD
RALEIGH, NORTH CAROLINA 27607

                                       April 5, 2002

Dear Fellow Shareholder:

The Directors and Officers of Martin Marietta Materials, Inc. join me in inviting you to attend the Corporation's Annual Meeting of Shareholders. The formal notice of this meeting and the Proxy Statement accompany this letter.

By attending the meeting, you will have an opportunity to hear the plans for the Corporation's future, to meet the Directors and Officers and to participate in the business of the meeting. If it is not possible for you to attend, please return the enclosed proxy immediately to ensure that your shares will be voted.

We look forward to seeing you in the Carlisle Ballroom at the Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina at 10:30 a.m. on May 23, 2002.

                                       Sincerely,

                                       /s/ STEPHEN P. ZELNAK, JR.
                                       Stephen P. Zelnak, Jr.
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                        MARTIN MARIETTA MATERIALS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2002

To the Holders of the Common Stock of Martin Marietta Materials, Inc.:

       The Annual Meeting of Shareholders of Martin Marietta Materials, Inc. (the "Corporation") will be held on Thursday, May 23, 2002, at 10:30 a.m. in the Carlisle Ballroom at the Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina. Attendance at the Annual Meeting of Shareholders of the Corporation will be limited to shareholders of record at the close of business on March 22, 2002 or their proxies, beneficial owners presenting satisfactory evidence of ownership on that date, and invited guests of the Corporation.

       The purposes of the meeting are:

       (1) to elect four (4) Directors, each to serve for a term of three (3) years until the Annual Meeting of Shareholders in 2005 and until their successors are duly elected and qualified;

       (2)    to ratify the appointment of independent auditors; and

       (3) to transact such other business as may properly come before the meeting.

       The Board of Directors has fixed the close of business on March 22, 2002 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

       Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed Proxy Card and mail it promptly in the enclosed stamped envelope.

                                          By Order of the Board of Directors,

                                          /s/ ROSELYN R. BAR
                                          Roselyn R. Bar
                                          Vice President, General Counsel
                                          and Secretary

Raleigh, North Carolina
April 5, 2002

                                PROXY STATEMENT

                              GENERAL INFORMATION

       The Annual Meeting of Shareholders of Martin Marietta Materials, Inc., a North Carolina corporation (the "Corporation"), will be held on Thursday, May 23, 2002, at the Grandover Resort & Conference Center, One Thousand Club Road, Greensboro, North Carolina, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders ("Annual Meeting" or "Meeting"). This statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at such meeting and at any and all adjournments of such meeting.

       The Corporation's Annual Report for the fiscal year ended December 31, 2001, including audited financial statements, is being mailed to shareholders with this Proxy Statement.

       Whether or not you plan to attend the meeting, we urge you to date, sign and return your proxy in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting (i) by filing with the Corporation's Secretary an instrument revoking the proxy prior to the Meeting,
(ii) by timely delivery to the Corporation's Secretary, or at the Meeting, of a subsequently dated and executed proxy, or (iii) if you attend the Meeting, by voting your shares in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

       The principal office of the Corporation is at 2710 Wycliff Road, Raleigh, North Carolina 27607. This Proxy Statement, the Proxy Card, and the Notice of Meeting will be sent commencing approximately April 5, 2002 to shareholders of record on March 22, 2002.

VOTING SECURITIES AND RECORD DATE

       Only shareholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the Annual Meeting. On March 22, 2002, there were 48,559,741 shares outstanding of the Corporation's Common Stock, $.01 par value per share ("Common Stock" or "Stock"). Each share is entitled to one vote.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Corporation's Board of Directors for the Meeting from First Union National Bank, the Corporation's transfer agent. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions will be counted as shares that are present and entitled to vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter and specific instructions are not received from the shareholder regarding that matter, those shares represented by the proxy will not be considered as present and entitled to vote with respect to that matter.

       The election of Directors requires a plurality of the votes cast with a quorum present. Any other proposal presented at the meeting will be approved if more votes are cast by proxy or in person in favor of the proposal than are cast against it. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a "broker non-vote." Because the Corporation's Bylaws require the affirmative vote of either a plurality or majority of the votes cast for or against the proposal at the Meeting to authorize action on any matter (as described above), abstentions and broker non-votes, which will not be counted "for" or "against" proposals, have no effect on the vote for the election of Directors or approval of any of the other proposals.

       Each participant in the Corporation's Performance Sharing Plan, Savings and Investment Plan and Southwest Division 401(k) Plan may direct the trustee as to the manner in which shares of Common Stock allocated to the plan participant's account are to be voted. If the plan participant does not return a voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

                             ELECTION OF DIRECTORS

       The Corporation's Restated Articles of Incorporation, as amended, provide for a classified board of directors such that the Board of Directors is divided into three classes, each of which serves for three years. The Board of Directors has nominated four persons for election as Directors to serve three-year terms expiring in 2005. Unless otherwise directed, proxies will be voted in favor of these four nominees. Each nominee has agreed to serve if elected. Each of the nominees is currently serving as a Director. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board of Directors may recommend in place of such nominee.

       The following sets forth certain biographical information, current occupation and business experience for the past five years for each of the nominees for election and for each of the other members of the Board of Directors.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                             TERMS EXPIRING IN 2005
--------------------------------------------------------------------------------

SUE W. COLE (51)
Director (since 2002), member of the Audit and Ethics, Environmental, Safety and Health Committees.

Ms. Cole has served as Chief Executive Officer of U.S. Trust Company of North Carolina and its predecessor, North Carolina Trust Company, since 2001 and as President since 1997. She is a Director of U.S. Trust Company of North Carolina and UNIFI, Inc.

--------------------------------------------------------------------------------

JAMES M. REED (69)
Director (since 1994), Chairman of the Finance Committee, member of the Audit, Compensation and Executive Committees.

Mr. Reed served as Chief Financial Officer of Union Camp Corporation from 1977 and as Vice Chairman of the Board of Union Camp Corporation from 1993 until his retirement on November 30, 1997.

--------------------------------------------------------------------------------

WILLIAM B. SANSOM (60)
Director (since 1994), member of the Audit and Ethics, Environment, Safety and Health Committees.

Mr. Sansom has served as the Chairman and Chief Executive Officer of The H.T. Hackney Co. since May 1983. During 1979 to 1983, he served in Tennessee State Government, first as Commissioner of Transportation and then as Commissioner of Finance and Administration. He has also previously served on the Board of Directors of the National Crushed Stone Association. Mr. Sansom is a Director of First Tennessee National Corporation and Astec Industries, Inc.

--------------------------------------------------------------------------------

STEPHEN P. ZELNAK, JR. (57)
Chairman of the Board (since 1997) and Director (since 1993), Chairman of the Executive Committee and a member of the Finance Committee.

Mr. Zelnak has served as President and Chief Executive Officer of Martin Marietta Materials, Inc. since 1993, and previously served as the President of Martin Marietta Corporation's Materials Group from 1992 until the formation of the Corporation, and of Martin Marietta Corporation's Aggregates Division since 1982. Mr. Zelnak also served as a Vice President of Martin Marietta Corporation from 1989 until 1994, when he resigned as an officer of Martin Marietta Corporation effective upon the completion of the initial public offering of a portion of the Corporation's Common Stock. Mr. Zelnak joined Martin Marietta Corporation in 1981.

--------------------------------------------------------------------------------

                 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
              ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

                         DIRECTORS CONTINUING IN OFFICE

                             TERMS EXPIRING IN 2003

--------------------------------------------------------------------------------

WILLIAM E. MCDONALD (59)
Director (since 1996), Chairman of the Compensation Committee and member of the Executive Committee.

Mr. McDonald served as Senior Vice President, Customer Service Operations, Sprint Corporation until his retirement on October 13, 2000. He was previously President and Chief Executive Officer of Sprint Mid-Atlantic Operations from 1993 through 1997 and President and Chief Executive Officer for Sprint/United Telephone-Eastern from 1988 to 1993.

--------------------------------------------------------------------------------

FRANK H. MENAKER, JR. (61)
Director (since 1993), member of the Audit and Ethics, Environment, Safety and Health Committees.

Mr. Menaker has served as Senior Vice President and General Counsel of Lockheed Martin Corporation since July 1996. He served as Vice President and General Counsel of Lockheed Martin Corporation from March 1995 to July 1996 and as Vice President of Martin Marietta Corporation from 1982 until 1995, and as General Counsel of Martin Marietta Corporation from 1981 until 1995.

--------------------------------------------------------------------------------

RICHARD A. VINROOT (60)
Director (since 1996), member of the Ethics, Environment, Safety and Health and Finance Committees.

Mr. Vinroot has been a member of the law firm of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina since 1969. From 1991 to 1995, Mr. Vinroot served as Mayor of Charlotte, North Carolina.

                             TERMS EXPIRING IN 2004
--------------------------------------------------------------------------------

RICHARD G. ADAMSON (69)
Director (since 1994), Chairman of the Ethics, Environment, Safety and Health Committee and a member of the Compensation Committee.

Mr. Adamson served as Vice President, Strategic Development for Martin Marietta Corporation from April 1993 until his retirement in January 1995. From 1984 until April 1993, he served as Vice President, Business Development of Martin Marietta Corporation.

--------------------------------------------------------------------------------

MARCUS C. BENNETT (66)
Director (since 1993), Chairman of the Audit Committee, member of the Executive and Finance Committees.

Mr. Bennett served as Executive Vice President and Chief Financial Officer of Lockheed Martin Corporation from July 1996 until his retirement on January 31, 1999. He continues to be a Director of Lockheed Martin Corporation, a position he has held since March 1995. From March 1995 until July 1996 he served as Senior Vice President and Chief Financial Officer of Lockheed Martin Corporation and from 1988 until 1995 he served as Vice President and Chief Financial Officer of Martin Marietta Corporation. He also served as a Director of Martin Marietta Corporation from 1993 to 1995. Mr. Bennett joined Martin Marietta Corporation in 1959. Mr. Bennett is also a Director of Carpenter Technology Corporation.

--------------------------------------------------------------------------------

BOBBY F. LEONARD (69)
Director (since 1994), member of the Compensation and Finance Committees.

Mr. Leonard served as Vice President, Human Resources of Martin Marietta Corporation from 1981 until his retirement in March 1995. He is currently in private law practice in Maryland.

                               BOARD OF DIRECTORS

       The Corporation's Board of Directors held 5 meetings during 2001, all of which were regularly scheduled meetings. There was also a total of 18 committee meetings. In addition, management confers frequently with its Directors on an informal basis to discuss Corporation affairs. Other than Directors who are also officers of the Corporation, commencing in May 2001, Directors serving in 2001 received an annual retainer of $45,000 and were each granted 2,000 non-qualified stock option awards in accordance with the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan. Directors also received reimbursement for travel and other expenses related to attendance at Board and committee meetings. Each committee chairman (other than the chairman of the Executive Committee) also receives an annual fee of $2,000.

       Pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Directors may currently receive their compensation in cash or Common Stock and may defer the payment commencement date for all or a portion of their fees (in the form of cash or Common Stock) until the date the person ceases to be a Director or the date that is one month and one year following the date the person ceases to be a Director. Directors may elect to receive payment of the deferred amount in a single lump sum or in equal annual installments for a period of up to ten years. The Board of Directors unanimously agreed that a minimum of 50% of each Director's annual retainer would be paid in Common Stock at a 20% discount to fair market value and deferred under the plan.

       The Corporation's Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, an Ethics, Environment, Safety and Health Committee, an Executive Committee and a Finance Committee.

       The Audit Committee, which is composed of Directors who are not officers or employees of the Corporation, held 4 meetings during 2001. The Audit Committee possesses and may exercise the powers of the Board of Directors, except when such powers are by statute or the Articles of Incorporation or Bylaws reserved to the full Board, relating to all accounting and auditing matters of the Corporation. The Audit Committee recommends to the Board of Directors the selection of the independent auditors. The Committee also monitors the independence of the independent auditors. The Committee reviews the scope and timing of work to be performed by the independent auditors; compensation to be paid to the independent auditors; financial accounting and reporting principles used by the Corporation; policies and procedures concerning audits, accounting and financial controls; recommendations to improve existing practices; and results of the audit and the report of the independent auditors. The Committee also reviews the qualifications and the plan and scope of work of the corporate internal audit function. The Committee's members during 2001 were Directors Bennett (Chairman), Menaker, Reed and Sansom. Director Cole was elected in March 2002 to serve on the Audit Committee.

       The Compensation Committee is composed of Directors who are not officers or employees of the Corporation and who are also "non-employee" and "outside" Directors as those terms are defined by Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986. It held 5 meetings during 2001.

The Committee has the power to fix the compensation and benefits to be paid for all elected officers and employees. The Committee also approves and administers the grants of stock options and any other equity-based awards that may be granted by the Corporation. The Committee has the power to administer any other compensation plan in connection with which the Corporation or any of its employees may realize a benefit from administration by disinterested Directors. The Committee's current members are Directors McDonald (Chairman), Adamson, Leonard and Reed.

       The Ethics, Environment, Safety and Health Committee held 4 meetings during 2001. It monitors compliance with the Martin Marietta Materials, Inc. Code of Ethics and Standards of Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of the Corporation and its employees, including conflicts or potential conflicts of interest between the Corporation and any of its employees. The Committee also reviews and monitors the adequacy of the Corporation's policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations, and matters relating to health and safety. The Committee's members in 2001 were Directors Adamson (Chairman), Menaker, Sansom and Vinroot. Director Cole was elected in March 2002 to serve on the Ethics, Environment, Safety and Health Committee.

       The Executive Committee held 1 meeting during 2001. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of the Corporation as may be authorized by the Board of Directors. The Committee's current members are Directors Zelnak (Chairman), Bennett, McDonald and Reed.

       The Finance Committee held 4 meetings during 2001. It has been delegated general oversight powers related to the management of the financial affairs of the Corporation, including but not limited to, establishing lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Committee reviews and makes recommendations to the Board of Directors concerning changes to capital structure, including the incurrence of long-term debt, issuance of equity securities and the payment of dividends, as well as capital expenditures and the contributions budget. The Committee's current members are Directors Reed (Chairman), Bennett, Leonard, Vinroot and Zelnak.

       The Bylaws of the Corporation require advance notice for any proposal for the nomination for election as a Director at an annual meeting of shareholders that is not included in the Corporation's notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive offices, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of the Bylaws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation.

       During the year ended December 31, 2001, all Directors attended at least 75% of regularly scheduled Board of Directors and committee meetings.

                              INDEPENDENT AUDITORS

       The Board of Directors recommends that the shareholders ratify the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Corporation for the fiscal year 2002. The ratification of the appointment of Ernst & Young LLP is being submitted to the shareholders because management believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Board of Directors will review the matter. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of Shareholders of the Corporation, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires Directors and officers of the Corporation and persons who own more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports in changes in ownership of the Common Stock. Directors, officers and more than 10% shareholders are required by Securities and Exchange Commission regulations to furnish to the Corporation copies of all Section 16(a) reports filed.

       Based solely on its review of the copies of reports furnished to the Corporation and written representations that no other reports were required for the year ended 2001, the Corporation is not aware of any reporting person who failed to file on a timely basis all reports required by Section 16(a) to be filed during 2001.

                             EXECUTIVE COMPENSATION

       The following tables show annual and long-term compensation received from the Corporation for services in all capacities to the Corporation of the Chief Executive Officer and the next four most highly compensated executive officers for the years ended December 31, 2001, 2000, and 1999. Other than compensation paid by the Corporation as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers of the Corporation in each of the years in the three-year period ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                              ANNUAL COMPENSATION                          COMPENSATION
                                  --------------------------------------------  -----------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                                ----------------------   ----------
                                                                                            SECURITIES
                                                                                RESTRICTED  UNDERLYING
                                                                OTHER ANNUAL      STOCK      OPTIONS/      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(1)   COMPENSATION(2)  AWARDS(3)   SARS(#)(4)  PAYOUTS(5)  COMPENSATION(6)
---------------------------       ----   --------   --------   ---------------  ----------  ----------  ----------  ---------------
Stephen P. Zelnak, Jr......       2001   $708,333   $317,500      $410,644       $222,206    115,000     $148,794       $5,950
  Chairman, President             2000    655,000    312,500       402,868             --     90,000      143,651        5,950
  and Chief Executive Officer     1999    615,000    297,500       383,798             --     75,000           --        5,600

Philip J. Sipling..........       2001    338,333    100,000       123,639        111,953     30,000       75,166       $5,950
  Executive Vice President        2000    322,500    114,848        81,213             --     30,000       69,118        5,950
                                  1999    303,333     83,800       108,202             --     25,000           --        5,600

Janice K. Henry............       2001    277,917     72,953       146,341         96,457     20,000       58,157       $5,950
  Senior Vice President and       2000    262,958     70,600        90,713             --     20,000       64,973        5,950
  Chief Financial Officer         1999    246,417     62,850        81,178             --     17,500           --        5,600

Donald M. Moe..............       2001    239,750     95,000        39,607         74,851     15,000       51,027       $5,950
  Senior Vice President,          2000    219,500     70,000        32,953             --     15,000       56,428        5,950
  President -- Carolina Division  1999    203,503     70,000        23,047             --     12,000           --        5,600

Jonathan T. Stewart........       2001    218,167     70,959        60,088         66,193     15,000       45,388       $5,950
  Senior Vice President --        2000    197,333     70,640        23,129             --     15,000       48,899        5,950
  Human Resources                 1999    188,750     52,130        36,209             --     12,500           --        5,600

 ---------------
 (1) Bonuses earned in 2001 were paid pursuant to the Martin Marietta Materials, Inc. Executive Incentive Plan. A portion of the cash bonus in 2001, 2000 and 1999 to be paid to the named executive officers and certain other key employees of the Corporation was deferred into stock-based awards pursuant to the Martin Marietta Materials, Inc. Incentive Stock Plan. The amounts deferred in 2001 for each of the named executive officers are as follows:
    Mr. Zelnak, $317,500; Mr. Sipling, $96,235; Ms. Henry, $72,953; Mr. Moe,
    $30,869; and Mr. Stewart, $47,306. The amounts deferred in 2000 for each of the named executive officers are as follows: Mr. Zelnak, $312,500; Mr. Sipling, $62,252; Ms. Henry, $70,600; Mr. Moe, $25,500; and Mr. Stewart, $17,660. The amounts deferred in 1999 for each of the named executive officers are as follows: Mr. Zelnak, $297,500; Mr. Sipling, $83,800; Ms. Henry, $62,850; Mr. Moe, $17,500; and Mr. Stewart, $28,070. The amounts reported under "Bonus" do not include such deferred portion which are reported under "Other Annual Compensation."
(2) The amounts reported under "Other Annual Compensation" represent the value of units that correspond to Common Stock credited to participants under the Martin Marietta Materials, Inc. Incentive Stock Plan (the "Plan"). Pursuant to the Plan, each participant at his or her election is permitted to use up to 50% of the annual incentive bonus earned by the participant to be credited towards units ("Units") that will subsequently be converted into Common Stock of the Corporation pursuant to the terms of the Plan at a 20% discount from the fair market value of the Common Stock (the closing price of the Common Stock as reported in the Wall Street Journal) on the date the amount of the bonus is determined. Each of the executive officers named are required, commencing with the bonus earned for 2001, to use a minimum of 20% of the annual incentive bonus towards the crediting of Units under the Plan, except for Mr. Zelnak, who is required to use a minimum of 35% towards the crediting of such Units. Any election to purchase Units under the Plan (in addition to the mandatory purchases) must be made at least six months prior to the date the amount of the annual incentive bonus is determined. The Units credited under the Plan generally vest if the executive is continuously employed on December 1 in the year that is immediately preceding three years from the date of grant, at which time shares of Common Stock are issued to the participant. Dividend equivalents are paid on the Units at the same rate as dividends are paid to all shareholders. Such payments are included in the amounts reported. The amounts reported under "Other Annual Compensation" represent the market value on the date of grant of the Units credited to each named executive officer. The number of Units credited for 2001 to each of the named executives is as follows: Mr. Zelnak, 9,039; Mr. Sipling, 2,740; Ms. Henry, 2,077; Mr. Moe, 879; and Mr. Stewart 1,347. The number of Units credited for 2000 to each of the named executives is as follows: Mr. Zelnak, 9,655; Mr. Sipling, 1,924; Ms. Henry, 2,182; Mr. Moe, 788; and Mr. Stewart, 546. The number of Units credited for 1999 to each of the named executives is as follows: Mr. Zelnak, 8,019; Mr. Sipling, 2,259; Ms. Henry, 1,695; Mr. Moe, 472; and Mr. Stewart, 757. The cost of perquisites furnished to each executive officer, with the exception of Ms. Henry, did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus. Included in the amount reported for Ms. Henry in 2001 is a country club membership initiation fee and dues in the amount of $52,000.
(3) Amounts reported under "Restricted Stock Awards" represent the value of units that correspond to Common Stock awarded to participants under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan based on the closing market price on the date of grant. The awards are based on the Corporation's performance as measured by its specific return on capital goals that are equally weighted and determined by a total return to shareholders ranking that must be at least in the 40th percentile as compared to the Standard and Poor's index of 400 Midcap companies and to the Standard and Poor's Basic Materials Industrial Group for the three year performance period ending on January 1 in the year the awards are granted. The stock-based awards generally vest if the executive is continuously employed on December 1 in the year that is immediately preceding three or five years from the date of grant, at which time shares of Common Stock are issued to the participant. These grants under the Amended and Restated Stock-Based Award Plan replace the granting of awards previously made under the Martin Marietta Materials, Inc. Shareholder Value Achievement Awards. The number of units credited for 2001 to each of the named executives is as follows: Mr. Zelnak, 5,492; Mr. Sipling, 2,767; Ms. Henry, 2,384; Mr. Moe, 1,850; and Mr. Stewart, 1,636.
(4) Options granted are for Common Stock of the Corporation. There are no awards of SARs for the Corporation's Common Stock.
(5) Amounts reported under "LTIP Payouts" represent payouts of awards earned under the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan which are based upon a combination of factors, including a total return to shareholders formula which compares the Corporation's total return to shareholders to that of the Standard and Poor's MidCap 400 Index and the Standard and Poor's Basic Materials Industrial Group, at the end of a three-year performance period. The payouts were made in shares of Common Stock. The amounts reported reflect the dollar value of the Common Stock based on the closing price at year-end.
(6) Amounts reported under "All Other Compensation" represent matching contributions to the Corporation's Performance Sharing Plan.

OPTION GRANTS IN LAST FISCAL YEAR

       Shown below is information on grants of options for the Corporation's Common Stock awarded pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the "Stock-Based Award Plan") to the named executives in the fiscal year ended December 31, 2001.

                                            INDIVIDUAL GRANTS (1)
                           -------------------------------------------------------
                                          PERCENT OF
                                            TOTAL                                     POTENTIAL REALIZABLE VALUE AT
                             NO. OF        OPTIONS                                       ASSUMED ANNUAL RATES OF
                           SECURITIES      GRANTED                                     STOCK PRICE APPRECIATION FOR
                           UNDERLYING    TO EMPLOYEES    EXERCISE OR                          OPTION TERM(2)
                            OPTIONS       IN FISCAL      BASE PRICE     EXPIRATION    ------------------------------
NAME                        GRANTED       YEAR 2001       PER SHARE        DATE            5%               10%
----                       ----------    ------------    -----------    ----------    -------------    -------------
Stephen P. Zelnak, Jr....   115,000         22.46%         $43.58        8/16/11       $3,151,831       $7,987,359
Philip J. Sipling........    30,000          5.86%          43.58        8/16/11          822,217        2,083,659
Janice K. Henry..........    20,000          3.91%          43.58        8/16/11          548,145        1,389,106
Donald M. Moe............    15,000          2.93%          43.58        8/16/11          411,108        1,041,829
Jonathan T. Stewart......    15,000          2.93%          43.58        8/16/11          411,108        1,041,829

---------------

(1) Awards under the Stock-Based Award Plan are granted at the discretion of the Compensation Committee of the Board of Directors of the Corporation, which is comprised of disinterested directors (the "Committee") upon the recommendation of management of the Corporation, except for Mr. Zelnak, for whom the Committee formulates its own decision, and may be awarded based on past performance or as incentive for future efforts. A maximum of 5,000,000 shares of the Corporation's stock are authorized under the Stock-Based Award Plan for grants to key employees. Each award under the Stock-Based Award Plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee. Under the award agreements, the 2001 options will vest and become exercisable in three approximately equal increments on August 16, 2002, 2003 and 2004 and expire 10 years from the date of grant. No individual may receive annual grants for more than 10 percent of the shares available under the Stock-Based Award Plan. Options awarded in 2001 expire ninety days following termination of employment, except in instances following death, disability or retirement. In the event of death, all outstanding options vest immediately and will expire one year following the date of death. In instances of disability or normal retirement, the award agreement states that the terms of all outstanding options will be unaffected by such retirement or disability. In the event of early retirement, options that are not vested will terminate on the second business day after such retirement and options that are vested will terminate 90 days thereafter unless the Chief Executive Officer or, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, the Committee determines that all outstanding options will be unaffected by such retirement. In the event of a change in control (as defined in the Stock-Based Award Plan), the vesting date of all outstanding options are accelerated so as to cause all outstanding options to become exercisable. The exercise price of the shares of Common Stock subject to options is set by the Committee and must be at least 100% of the fair market value of the shares on the date the option is granted. The award agreement provides that shares to be issued upon exercise of options may be purchased by the Corporation in the open market.
(2) The dollar amounts set forth in these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTIONS VALUES

       Shown below is information relating to (1) the exercise of options for the purchase of the Corporation's Common Stock during the last completed fiscal year and (2) the fiscal year-end value of unexercised options for the Corporation's Common Stock under the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan and the Amended and Restated Stock-Based Award Plan for the named executives. There are no awards of stock appreciation rights ("SARs") for the Corporation's Common Stock.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING                        VALUE OF
                                                       UNEXERCISED OPTIONS AT          UNEXERCISED IN-THE-MONEY
                           SHARES                        FISCAL YEAR-END(1)         OPTIONS AT FISCAL YEAR-END(2)
                          ACQUIRED       VALUE      ----------------------------    ------------------------------
         NAME            ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
         ----            -----------    --------    -----------    -------------    ------------    --------------
Stephen P. Zelnak, Jr..    15,667       $323,994      194,000         200,000        $  619,200        386,900
Philip J. Sipling......        --             --      100,666          58,334         1,082,250        103,800
Janice K. Henry........        --             --       73,332          39,168           828,500         69,200
Donald M. Moe..........        --             --       53,000          29,000           638,150         51,900
Jonathan T. Stewart....        --             --       26,666          29,167            40,296         51,900

---------------

(1) Options granted by the Corporation in 2001 as shown in "Option Grants in Last Fiscal Year" on page 10, all of which were unexercisable at year-end, are included in this table. Options granted by the Corporation in 2000, one-third of which vested in 2001; in 1999, two-thirds of which were vested in 2001; and in 1998 and in prior years, all of which were vested in 2001, are also included in this table.
(2) The value presented represents the difference between the closing price of the stock at year-end and the exercise price of the options. Options that were not in-the-money at year-end are not included in this table.

PENSION PLANS

       The named executives participated in the Martin Marietta Materials, Inc. Pension Plan (the "Pension Plan"), which was sponsored by the Corporation and covered all of the Corporation's executive officers and substantially all of the salaried employees of the Corporation on a non-contributing basis. Set forth below is a pension plan table which shows the estimated annual benefits payable under the Pension Plan and the Martin Marietta Materials, Inc. Supplemental Excess Retirement Plan ("SERP") upon retirement for specified earnings and years of service under the pension plans.

                                                              YEARS OF SERVICE
                                         ----------------------------------------------------------
             REMUNERATION                   15          20          25          30           40
             ------------                --------    --------    --------    --------    ----------
$100,000...............................  $ 20,630    $ 27,507    $ 34,383    $ 41,260    $   55,637
$150,000(1)............................    31,880      42,507      53,133      63,760        85,637
$200,000(1)............................    43,130      57,507      71,883      86,260       115,637
$300,000(1)............................    65,630      87,507     109,383     131,260       175,637
$400,000(1)............................    88,130     117,507     146,883     176,260       235,637
$500,000(1)............................   110,630     147,507     184,383     221,260       295,637
$750,000(1)............................   166,880     222,507     278,133     333,760       445,637
$1,000,000(1)..........................   223,130     297,507     371,883     446,260       595,637
$1,250,000(1)..........................   279,380     372,507     465,633     558,760       745,637
$1,500,000(1)..........................   335,630     447,507     559,383     671,260       895,637
$1,750,000(1)..........................   391,880     522,507     653,133     783,760     1,045,637

---------------
(1) The benefits payable under the Pension Plan may be limited by sections 401(a)(17) and 415(b) of the Internal Revenue Code. The maximum earnings amount in 2001 which may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $170,000. The maximum annual amount payable under the Plan as of December 31, 2000 in accordance with Section 415(b) of the Code is $140,000.

       Compensation covered by the pension plans generally includes, but is not limited to, base salary, executive incentive compensation awards, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the pension plans is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the pension plans is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement and the participant's number of years of credited service. Benefits payable under the Pension Plan are subject to current Internal Revenue Code limitations. The SERP generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Pension Plan. The SERP provides for a lump sum payment of the vested benefits provided by the SERP unless the participant chooses to receive the benefits in the same manner that benefits are paid under the Pension Plan. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offsets amounts.

       As of December 31, 2001, the estimated total annual benefits payable upon retirement at age 65 for the individuals named in the compensation table, based on continued employment at current compensation, are as follows: Mr. Zelnak, $569,480; Mr. Sipling, $208,259; Ms. Henry, $254,099; Mr. Moe, $178,927; and Mr.
Stewart, $138,935. These amounts include benefits that are payable under the SERP. The years of credited service upon assumed retirement at age 65 for Mr. Zelnak, Mr. Sipling, Ms. Henry, Mr. Moe, and Mr. Stewart are 28.75 years, 27.67 years, 41.67 years, 36.92 years, and 31.67 years, respectively.

EMPLOYMENT PROTECTION AGREEMENTS

       The Corporation has entered into Employment Protection Agreements, as amended from time to time, (the "Agreements") with each of the named executive officers. The purpose of these Agreements is to provide the Corporation's key executives with payments and benefits upon certain types of terminations within two years and 30 days following a "Change of Control." For purposes of the Agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding Common Stock of the Corporation or the combined voting power of the Corporation's outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation's assets following which the Corporation's shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, (iv) a liquidation or dissolution of the Corporation, or (v) a sale of all or substantially all of the Corporation's assets.

       The Agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without "Cause" (as defined in the Agreements) or terminates his employment with "Good Reason" (as defined in the Agreements), or if the executive voluntarily terminates his employment for any reason during the thirty-day period following the second anniversary of the Change of Control, the Corporation is obligated to pay the executive, in a lump sum, an amount equal to twice the sum of the executive's "Base Salary" and "Annual Bonus." For purposes of the Agreements, Base Salary means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control and Annual Bonus means the executive's highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive's termination of employment. In addition, for two years following termination of employment, the Corporation must provide the executive with welfare benefits that are generally as favorable as those the executive enjoyed prior to the Change of Control. Furthermore, the Agreements provide for "gross up" payments to compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code on account of the severance amounts.

       The term of the Agreements is three years following their effective dates. On each anniversary date of the effective date, the Agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

FIVE PERCENT SHAREHOLDERS

       The following table sets forth information with respect to the shares of Common Stock which are held by persons known to the Corporation to be the beneficial owners of more than 5% of such stock as of March 22, 2002. To the best of the Corporation's knowledge, based solely on filings on Schedule 13G with the Securities and Exchange Commission, no person (other than as disclosed below) owned more than 5 percent of any class of the Corporation's outstanding voting securities at the close of business on March 22, 2002.

NAME AND ADDRESS                                              AMOUNT AND NATURE OF   PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                           --------------------   --------
Davis Selected Advisers, L.P.(1)............................       6,615,200          13.6%
2949 East Elvira Road
Suite 101
Tucson, AZ 85706

American Century Investment Management, Inc.(2).............       3,847,000           7.9%
4500 Main Street
PO Box 418210
Kansas City, MO 64141-9210
Attn: Charles C. S. Park

FMR Corp.(3)................................................       3,649,384           7.5%
82 Devonshire Street
Boston, MA 02109

American Express Financial Corporation(4)...................       2,909,572           6.0%
200 AXP Financial Center
Minneapolis, MN 55474

---------------

(1) As reported in Schedule 13G dated January 10, 2002 filed with the Securities and Exchange Commission.
(2) As reported in Schedule 13G dated February 8, 2002 filed with the Securities and Exchange Commission.
(3) As reported in Schedule 13G/A dated February 14, 2002 filed with the Securities and Exchange Commission. The total includes stock held by certain affiliated entities and individuals over which FMR Corp. has the sole power to vote or to direct the vote of 552,320 shares and the sole power to dispose or direct the disposition of 3,649,384 shares as a result of acting as investment adviser or subadviser to certain investment companies.
(4) As reported in Schedule 13G dated December 31, 2001 filed with the Securities and Exchange Commission. The total includes 103,782 shares over which the shareholder has shared voting power with its parent holding company, American Express Company, and 2,909,572 shares over which the shareholder has shared dispositive power with its parent holding company, American Express Company.

DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth information as of March 22, 2002 with respect to the shares of Common Stock that are held by the Directors and nominees, the Chief Executive Officer, and the four most highly compensated executive officers, individually, and by all Directors and executive officers of the Corporation as a group.

NAME OF                                                         AMOUNT AND NATURE OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP(1)
----------------                                              ------------------------
Richard G. Adamson..........................................           10,780(2)
Marcus C. Bennett...........................................           15,296(2)
Sue W. Cole.................................................            2,500(3)
Janice K. Henry.............................................           91,572(4)(5)
Bobby F. Leonard............................................           13,682(2)
William E. McDonald.........................................            9,830(2)
Frank H. Menaker, Jr........................................           12,604(2)
Donald M. Moe...............................................           61,410(4)
James M. Reed...............................................           13,241(2)
William B. Sansom...........................................           12,363(2)
Philip J. Sipling...........................................          123,268(4)(5)
Jonathan T. Stewart.........................................           35,767(4)(5)
Richard A. Vinroot..........................................           10,938(2)
Stephen P. Zelnak, Jr.......................................          243,635(4)(6)
All Directors and executive officers as a group (17
  individuals including those named above)..................          724,345(2)(3)(4)(5)

---------------

(1) As to the shares reported, unless indicated otherwise, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power. None of the Directors or named executive officers individually own in excess of one percent of the shares of Common Stock outstanding. All Directors and executive officers as a group own 1.49% of the shares of Common Stock outstanding as of March 22, 2002.
(2) Amounts reported include compensation paid on an annual basis that Directors have received in Common Stock units that is deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors. The Directors do not have voting or investment power for their respective share units. The number of Common Stock units credited to each of the Directors as of March 22, 2002 is as follows: Mr. Adamson, 2,880; Mr. Bennett, 4,796; Ms. Cole, 0; Mr. Leonard, 2,432; Mr. McDonald, 3,330; Mr. Menaker, 4,604; Mr. Reed, 3,741; Mr. Sansom, 4,813; and Mr. Vinroot, 4,438. Amounts reported also include options for Common Stock in the amount of 6,500 for all Directors, except Ms. Cole, all of which are exercisable.
(3) Includes an approximation of the number of shares in Ms. Cole's IRA.
(4) The number of shares owned for each of Ms. Henry and Messrs. Moe, Sipling, Stewart, Zelnak and all Directors and executive officers as a group assumes that options held by each of them covering shares of Common Stock in the amounts indicated, which are currently exercisable within 60 days of March 22, 2002, have been exercised: Ms. Henry, 73,332; Mr. Moe, 53,000; Mr. Sipling, 100,666; Mr. Stewart, 26,666; Mr. Zelnak, 194,000; and all Directors and executive officers as a group, 542,079. The amounts reported also include Common Stock units credited to each of the named executives in connection with (i) their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan, and (ii) restricted stock awards granted in January 2001 under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan that are subject to forfeiture in accordance with the terms of the plan, each in the following amounts: Ms. Henry, 5,954 and 2,384, respectively; Mr. Moe, 2,139 and 1,850, respectively; Mr. Sipling, 6,923 and 2,767, respectively; Mr. Stewart, 2,650 and 1,636, respectively; Mr. Zelnak, 26,713 and 5,492, respectively; and all Directors and executive officers as a group, 52,353 and 25,875, respectively. There are no voting rights associated with the stock units.
(5) Includes an approximation of the number of shares in the participant's account in the Martin Marietta Materials, Inc. Performance Sharing Plan.
(6) Includes 13,667 shares held by the Zelnak Private Foundation of which Mr. Zelnak and his wife are trustees and share voting and investment power.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

       The Corporation's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists entirely of Board members who are neither officers nor employees of the Corporation. The role of the Compensation Committee is, among other things, to approve salaries and other compensation of the executive officers of the Corporation and to review, approve and administer grants of stock options and equity-related awards to all employees, including the principal officers of the Corporation, and to administer any other compensation plan in connection with which the Corporation or any of its employees may realize a benefit from administration by disinterested Directors.

GENERAL COMPENSATION PHILOSOPHY

       The Committee supports the Corporation's belief that executive compensation should further the Corporation's strategic goals. To accomplish this, the Committee's philosophy with respect to executive compensation holds that the Corporation's employees are its most important resource and should be compensated fairly in order to achieve optimum operating performance for the Corporation. The Committee focuses on operating performance rather than short-term changes in stock price based on its view that the long-term operating performance of the Corporation will be reflected by stock price performance over the long-term. Competitive compensation levels serve to attract and retain individuals of outstanding ability and motivate such individuals to sustain high levels of personal performance. The type and amount of compensation granted is based upon the subjective judgment of the Committee; nevertheless, in the exercise of its discretion, the Committee considers a number of objective criteria which are discussed below in the context of the components of compensation to which they apply.

COMPENSATION STRUCTURE AND AWARDS FOR 2001

       The key elements of the Corporation's compensation structure are base salary, annual incentives and long-term incentives, each of which is intended to accomplish the overall compensation philosophy.

       Annual Compensation -- Base Salary.   In setting base salaries for 2001,
the Committee reviewed information drawn from various sources, including proxy statements of a selected peer group of companies in the aggregates, cement and specialty chemical industries, including those in the Performance Graph peer group on page 20, and surveys conducted by outside compensation consulting firms of a selected group of general industry companies with comparable revenues to those of the Corporation. The group of companies reflected in the compensation surveys was broader than the group of peer companies set forth in the Performance Graph on page 20 because of the Committee's belief that the larger group better represents the market within which it competes for executive talent. The Committee also considered the advice of independent compensation advisors. The targeted value of an executive's base salary is generally set at median competitive levels although an executive's base salary may be higher or lower than the target to reflect the executive's responsibilities, level of experience, performance in past years and other factors.

       Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based on: (1) the Committee's agreement on the individual's contribution to the Corporation, and (2) increases in median competitive pay levels. The competitive market rate and proposed individual salary for each executive is presented by the Chief Executive Officer to the Committee, along with data supporting the recommendations. The Committee retains complete discretion in awarding salaries for executives. The total cash compensation (base salary and bonus described below) for each of the named executive officers was approximately at or below the median compensation of executives having similar responsibilities in the compensation surveys, including those in the Performance Graph peer group.

       The base salary for the Chairman, President and Chief Executive Officer of the Corporation was increased during 2001 to $730,000. This represents an approximate 9.7 percent increase from Mr. Zelnak's base salary in 2000. The Committee reviewed base salary data for chief executive officers in the compensation studies and in the Performance Graph peer group, and also considered certain other factors. The rate of increase in 2001 reflected the Committee's determination that Mr. Zelnak's continued superior stewardship of the Corporation resulted in record sales despite being negatively affected by certain weather related events, plant project delays, high energy costs and a weakened economy. In addition, the Corporation completed 13 acquisitions in 2001 in strategic locations, adding over 35 million tons of capacity in key areas.

       Annual Compensation -- Bonus.   To encourage achievement of the
performance objectives of the Corporation, a significant portion of annual compensation takes the form of an incentive compensation bonus. In 2001, under the Corporation's Executive Incentive Plan, the maximum amount that an executive could receive was based upon a percentage of that executive's base salary. All of the executive officers participate in the plan, except for Mr. Zelnak, for whom bonus consideration is made outside the plan.

       For awards granted under the plan, following review of the achievements of the Corporation as compared to the targeted goals set at the end of the previous year, a comparative review of each of the individual contributions of all participants towards achieving these goals is conducted. The Compensation Committee also considers qualitative measures of performance such as adherence to and implementation of the Corporation's policy on ethics and standards of conduct, safety, customer satisfaction and product quality.

       The amount actually awarded to each participant in the plan is based upon the Compensation Committee's assessment of each individual's achievement of targeted objectives, including standard measures of financial performance such as sales, earnings, return on capital investments and cash generation. These objectives are established at the beginning of each plan year and are based upon the Corporation's Long Range Operating Plan. For executives in corporate staff positions, 50 percent of the determination is made with respect to the Corporation's performance and 50 percent is based on the individual's performance.

       The Committee considers the recommendations of the Corporation's Chief Executive Officer but retains complete discretion in performing these reviews and in determining the amount of actual awards, if any.

       Mr. Zelnak was awarded an annual incentive bonus of $635,000 for 2001 based on consideration of many diverse factors. Consistent with its compensation philosophy that focuses on long-term performance, the Committee considers whether there are factors in addition to quantitative ones that should be taken into account in establishing the overall level of executive compensation. In this regard, the Committee considered accomplishments that benefit shareholders in the longer term. The Committee believes that an evaluation of Mr. Zelnak's overall performance during 2001 in achieving record sales, focusing on internal expansion including plant modernization projects, successfully activating the first two phases of a new informations system, completing the sale of the Magnesia Specialties refractories business and completing a record 13 acquisitions in key areas, including the successful integration of Meridian Aggregates Company, reflects the preeminent leadership of Mr. Zelnak and the hard work of a dedicated management team.

       Although there was no special attempt to set Mr. Zelnak's 2001 bonus in any particular relationship to the compensation data, Mr. Zelnak's bonus was at approximately the median level of bonus compensation of CEO's in the compensation surveys, including those in the Performance Graph peer group, but was a lower percentage of his base salary than he received in 2000. His total cash compensation (base salary and bonus) was at approximately the median compensation of those CEOs. The Compensation Committee retains complete discretion in determining the amount of incentive compensation to be awarded to Mr. Zelnak. Consequently, no particular weighting of criteria is required or performed.

       The Corporation's Incentive Stock Plan (discussed more generally below) requires Mr. Zelnak to use 35% of his 2001 annual incentive bonus towards credits of Common Stock units at a 20% discount to market value. These units generally vest in three years. In addition, Mr. Zelnak made an irrevocable choice six months prior to the bonus determination to use 15% more, for a total of 50% of his annual incentive bonus, towards Common Stock units.

       Long Term Compensation -- Stock Options.   Stock options awarded under
the Corporation's Amended and Restated Stock-Based Award Plan link the compensation provided to a group of 173 executive officers and key personnel with gains realized by the shareholders. The vesting periods associated with stock options encourage continued employment with the Corporation while also serving to confer on recipients an ownership interest in the Corporation.

       The number of options granted to an individual is based upon survey data provided by compensation consultants. The data shows the value of option awards as a multiple of base pay for comparable executive positions in other corporations. In making 2001 stock option award decisions, the Committee elected to provide option awards, as a multiple of base salary, near the average for awards made by a selected peer group of companies in the aggregates, cement and specialty chemical industries, including those in the Performance Graph peer group on page 20. The determination of the number of options awarded is within the complete discretion of the Committee, which considers the recommendations of the Chief Executive Officer with respect to participants other than the Chief Executive Officer, and which formulates its own decision with respect to the Chief Executive Officer. The Committee awarded Mr. Zelnak 115,000 options in 2001 to align Mr. Zelnak's compensation directly with the Corporation's performance. In exercising its discretion, the Committee generally follows the same procedures as are followed in determining the amount of incentive compensation awards discussed above.

       Since long-term awards vest over time, the Committee grants new awards to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. Options awarded are not transferable and have an exercise price equal to the closing price of the Corporation's Common Stock on the date of grant, and therefore, have no value to the recipient unless the price of the Common Stock increases.

       Long Term Compensation -- Incentive Stock Awards.   In 2001, a group of
54 executive officers and key personnel participated in the Martin Marietta Materials, Inc. Incentive Stock Plan. The plan is intended to give key employees who participate in the Executive Incentive Plan the opportunity to invest up to 50% of their annual incentive awards to purchase units that are subsequently converted into shares of Common Stock pursuant to the terms of the plan at a 20% discount from the market price of the Corporation's Common Stock on the date of the award. The units generally become fully vested and are distributed in the form of unrestricted Common Stock after approximately three years of continued additional employment with the Corporation. Participation in the plan is elective, except that all senior officers of the Corporation are required to invest a minimum percentage of their annual incentive awards in units that are subsequently converted into the Corporation's Common Stock in accordance with the terms of the Incentive Stock Plan. The plan is intended to assist the Corporation in attracting and retaining key employees, to link directly executive officer and management compensation to shareholder returns, and to foster stock ownership in the Corporation among its key employees.

       Long Term Compensation - Stock-Based Awards.   The Committee periodically
reviews the components of the Corporation's executive compensation program to ensure that pay levels are competitive and that incentive opportunities are effective in attracting and retaining talented employees. In 2001, a group of executive officers and key personnel was granted restricted stock awards under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan, which replaced the granting of awards that were previously made under the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the "Achievement Plan"). The primary purpose of the awards granted in 2001 and previously under the Achievement Plan is to foster and promote the long-term growth and performance of the Corporation by enhancing the Corporation's ability to attract and retain qualified key employees and motivate key employees through performance-based incentives. These awards allow long-term incentives to be earned by the Chief Executive Officer and the other participants.

       The awards granted in 2001 were based on the Corporation's performance as measured by its specific return on capital goals that are equally weighted and determined by a total return to shareholders ranking that must be at least in the 40th percentile as compared to the Standard and Poor's index of 400 Midcap companies and to the Standard and Poor's Basic Materials Industrial Group over the three year period ending on January 1, 2001. There is no award if the Corporation does not meet the threshold performance objectives. The groups used as comparisons to determine the amount, if any, of these awards differ from and are larger than the peer group used in the Performance Graph because the Corporation has historically compared its financial performance against a larger competitor group for compensation purposes. In addition, the Committee believes that investors in the Corporation compare its performance to those in these larger competitor groups. The 2001 stock-based awards generally vest if the executive is continuously employed on December 1 in the year that is immediately preceding three years from the date of grant, at which time the shares of Common Stock are issued to the participant. The objective of these awards is to focus senior management's attention on certain critical factors affecting the Corporation's long term performance and reward them for making successful long term decisions. The value of these awards may vary considerably based on the Corporation's stock price performance.

       Stock-Based Awards - Generally.   The value, if any, of stock-based
awards is dependent upon the performance of the Corporation's Common Stock. Further, as noted above, in exercising its discretion in determining the type and amount of award made, the Committee considers many factors related to the Corporation's performance and the performance of the individual being considered for an award. While objective criteria are carefully considered, the Committee has the discretion to make awards as it deems appropriate. Therefore, there is no formula that results in a direct or quantifiable correlation between performance and stock-related awards.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION

       The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code which makes certain "non-performance based" compensation to the named executives in excess of $1 million non-deductible to the Corporation. One of the named executive officers received annual compensation exceeding $1 million in 2001.

       The Committee has taken steps to qualify certain compensation to ensure deductibility. The Committee has determined that, in reviewing the design and administration of the executive compensation program, its compensation objectives discussed above will be met if, in connection with other compensation, it retains the flexibility to exercise subjective judgment in assessing an executive's performance. The Committee believes that the achievement of the Corporation's general compensation policies and objectives that are currently in place best serves shareholder interests.

March 26, 2002

                                       COMPENSATION COMMITTEE

                                       William E. McDonald, Chairman
                                       Richard G. Adamson
                                       Bobby F. Leonard
                                       James M. Reed

                     COMPARISON CUMULATIVE TOTAL RETURN(1)
                    MARTIN MARIETTA MATERIALS, INC., S&P 500
                             AND PEER GROUP INDICES

       The following graph compares the performance of the Corporation's Common Stock to that of the Standard and Poor's 500 Stock Index ("S&P 500") and a market capitalization weighted index containing a group of peer companies in the aggregates and cement industries selected by the Corporation. The peer group consists of the following companies: Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials, Inc. and Vulcan Materials Company.(2)

                              [Performance Graph]

                                                     12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
                                                     -------    -------    -------    -------    -------    -------
              MLM                                    $100.00    $159.73    $274.80    $183.17    $191.52    $213.68
              S&P 500 INDEX                          $100.00    $133.36    $171.48    $207.56    $188.66    $166.24
              PEER GROUP                             $100.00    $160.63    $229.25    $185.12    $203.59    $239.81

---------------

(1) Assumes that the investment in the Corporation's Common Stock and each index was $100, with quarterly reinvestment of dividends.
(2) The peer group index includes CalMat Co. up until the time of its merger into Vulcan Materials Company as of January 6, 1999.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

       There are no executive officer-director interlocks where an executive of the Corporation serves on the compensation committee of another corporation that has an executive officer serving on the Corporation's Board of Directors.

                          CERTAIN RELATED TRANSACTIONS

       Mr. Vinroot is a partner with the law firm of Robinson, Bradshaw & Hinson, P.A., which has provided certain legal services for the Corporation in an amount less than 5% of such firm's gross revenues for the firm's last fiscal year.

                AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

       The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Corporation's financial reporting and accounting systems and controls. The Committee has a direct line of communication with the Corporation's independent auditors and the director of the internal audit function. The Committee is composed entirely of independent directors as defined by the listing standards of the New York Stock Exchange.

       In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Corporation's audited financial statements for fiscal year 2001. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency and completeness of the Corporation's financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

       The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors' independence from the Corporation, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

       Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's 2001 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 26, 2002

                                       AUDIT COMMITTEE

                                       Marcus C. Bennett, Chairman
                                       Sue W. Cole
                                       Frank H. Menaker, Jr.
                                       James M. Reed
                                       William B. Sansom

                       FEES PAID TO INDEPENDENT AUDITORS

       AUDIT FEES:   The aggregate fees billed for professional services
rendered by Ernst & Young LLP to the Corporation in connection with the annual audit and for the reviews during 2001 of the Corporation's financial statements included in the quarterly reports on Form 10Q were $688,000.

       ALL OTHER FEES:   The aggregate fees billed for professional services
rendered by Ernst & Young LLP to the Corporation in connection with audit-related services, including pension and subsidiary audits, business acquisitions, accounting consultations, internal audit and Securities and Exchange Commission registrations, were $649,000. The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Corporation in 2001 in connection with non-audit related activities, including tax compliance and consulting services, were $496,000. The total aggregate non-audit fees billed for all other fees for professional services rendered by Ernst & Young LLP to the Corporation in 2001 were $1,145,000.

       In appointing Ernst & Young LLP to serve as independent auditors for the year ending December 31, 2001, the Audit Committee considered whether the provision of these non-audit related services is compatible with maintaining the independent auditors' independence.

                              FINANCIAL STATEMENTS

       Upon the written request of any shareholder, the Corporation will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. Requests should be mailed to the Corporate Secretary, Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina 27607.

                          METHOD OF PROXY SOLICITATION

       The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement and proxies and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by the Corporation. In addition to use of the mails, proxies may be solicited by officers, directors and other regular employees of the Corporation by telephone, facsimile or personal solicitation, and no additional compensation will be paid to such individuals. The Corporation will use the services of Morrow & Co., Inc., a professional soliciting organization, to assist in obtaining in person or by proxy the largest number of shareholder vote as is possible. The Corporation estimates its expenses for solicitation services will not exceed $15,000. The Corporation will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

                                 OTHER MATTERS

       At the time this Proxy Statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the Annual Meeting. If any other matters properly come before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented by proxies on such matters in accordance with their judgment in the best interest of the Corporation. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the meeting.

                SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

       Proposals by shareholders for nominations for directors or other matters intended to be presented at the 2003 Annual Meeting of Shareholders of the Corporation must be received by the Secretary of the Corporation no later than December 2, 2002 in order to be included in the Proxy Statement and on the Proxy Card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the Bylaws of the Corporation establish an advance notice requirement for any proposal of business to be considered at an annual meeting of shareholders, including the nomination of any person for election as director. In general, written notice must be received by the Secretary of the Corporation at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Accordingly, to be considered at the 2003 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Corporation no earlier than February 24, 2003 and no later than March 24, 2003. Any waiver by the Corporation of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate the Corporation to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Any shareholder desiring a copy of the Bylaws of the Corporation will be furnished one without charge upon written request to the Secretary of the Corporation at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607.

                                       MARTIN MARIETTA MATERIALS, INC.

April 5, 2002

                     (MARTIN MARIETTA MATERIALS, INC. LOGO)
                        Martin Marietta Materials, Inc.
                               2710 Wycliff Road
                                  919-781-4550
                             www.martinmarietta.com
                             NYSE Stock Symbol: MLM

                                                                      APPENDIX A


                            - FOLD AND DETACH HERE -

                        MARTIN MARIETTA MATERIALS, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                     ANNUAL MEETING TO BE HELD MAY 23, 2002

The undersigned hereby appoints Stephen P. Zelnak, Jr. and Janice K. Henry, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 23, 2002, and at any adjournment thereof.

1. ELECTION OF DIRECTORS: Nominees are Sue W. Cole, James M. Reed, William B. Sansom and Stephen P. Zelnak, Jr.

   [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

             -----------------------------------------------------

   [ ] WITHHOLD AUTHORITY to vote for the listed nominees

2. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

       [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

                        MARTIN MARIETTA MATERIALS, INC.

                            - FOLD AND DETACH HERE -

This proxy is solicited by the Board of Directors and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors and FOR the ratification of selection of Ernst & Young LLP as independent auditors. The Board of Directors recommends voting FOR each item.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

                                              PLEASE DATE AND SIGN EXACTLY AS
                                              PRINTED BELOW AND RETURN PROMPTLY
                                              IN THE ENCLOSED POSTAGE PAID
                                              ENVELOPE.

                                                  Dated:                  , 2002
                                                        ------------------

                                                  ------------------------------
                                                  Signature and Title

                                                  ------------------------------
                                                  Signature if held jointly

                                                  (WHEN SIGNING AS ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN, ETC., GIVE
                                                  TITLE AS SUCH. IF JOINT
                                                  ACCOUNT, EACH JOINT OWNER
                                                  SHOULD SIGN. IF A CORPORATION
                                                  OR A PARTNERSHIP, SIGN FULL
                                                  CORPORATE NAME OR PARTNERSHIP
                                                  NAME, AS THE CASE MAY BE, BY
                                                  AN AUTHORIZED PERSON.)